Pangaea Logistics Solutions Completes Merger and Fleet Combination
NEWPORT, RI - January 6, 2025 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, today announced that it has completed its previously announced combination of its existing dry-bulk fleet with fifteen handy-size dry bulk vessels owned by Strategic Shipping Inc. (“SSI”). Shareholder approval of the transaction (the “Transaction”) was obtained at a special meeting of shareholders on December 30, 2024, resulting in closing of the Transaction on the same day.

Under the terms of the Transaction, Pangaea issued 18,059,342 shares of its common stock to SSI equal to approximately 27.6% of the Company’s outstanding common stock immediately following the consummation of the Transaction, in exchange for the fifteen handy-size vessels. SSI’s vessels were valued at approximately $271 million at the closing, inclusive of $100 million of vessel related financing agreements assumed by Pangaea, resulting in a net asset value of $171 million.

MANAGEMENT COMMENTARY

“We are starting the new year with an expanded complement of vessels that provide new offerings to existing and new clients of Pangaea and Strategic, along with a larger core of experienced people ready to address customer supply chain challenges with creativity and efficiency,” said Mark Filanowski, Pangaea’s Chief Executive Officer.  “Our owned fleet of 41 ships in the range of handy to post-Panamax sizes, matched with our growing terminal operations, provide our customers with new alternatives for their dry bulk logistics requirements. As we expand our fleet, we will also grow our cargo base and our operating fleet of chartered-in ships helping to maximize efficiencies through position arbitrage against our cargo book. This transformational transaction is an exciting new growth chapter for Pangaea.”

DNB Markets, Inc. served as financial advisor to Pangaea, and Seward & Kissel LLP acted as its legal advisor.

ABOUT PANGAEA LOGISTICS SOLUTIONS

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne dry bulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

ABOUT STRATEGIC SHIPPING INC.

Strategic Shipping Inc., through its subsidiaries, is a privately held ship-owner, operator, manager, and investor focused on the chemical, product, and dry bulk segments. SSI’s operations are conducted under the name of M.T. Maritime (“MTM”). For further information, please go to www.mtmaritime.com.

INVESTOR RELATIONS CONTACTS

Gianni Del Signore
Chief Financial Officer
401-846-7790
Investors@pangaeals.com

Stefan Neely or Noel Ryan
Vallum Advisors
PANL@val-adv.com

FORWARD-LOOKING STATEMENT

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, our ability to successfully integrate the 15 SSI vessels into our operating fleet, our ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.